EXHIBIT 23.1









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to incorporation by reference in the Registration Statement of Ruby Mining Company on Form S-8 relating to the Ruby Mining Company 2002 Stock Option Plan of our report dated July 16, 2001, relating to the financial statements of Admiralty Corporation as of December 31, 2000 and the years ended December 31, 2000 and 1999, and the from-inception period of January 1, 1998 through December 31, 2000, included in the Ruby Mining Company Amended Current Report on Form 8-K/A filed on August 3, 2001.


                                       /s/ Cherry, Bekaert & Holland, L.L.P.


January 29, 2002
Atlanta, Georgia